INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-21295 of MLC Holdings, Inc. on Form S-8 of our report dated June 11, 1999, appearing in this Annual Report on Form 10-K of MLC Holdings, Inc., for the year ended March 31, 1999.

/s/Deloitte & Touche LLP
McLean, VA
July 27, 1999